EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FILES LAWSUIT SEEKING INJUNCTIVE AND DECLARATORY

RELIEF AGAINST VENTAS, INC.

Ventas has asserted Master Lease Default related to its Request for Kindred’s Work Product Developed in

connection with the Rent Reset Process

LOUISVILLE, Ky. (June 19, 2006) – Kindred Healthcare, Inc. (“Kindred”) (NYSE:KND) today announced that it has filed a lawsuit seeking injunctive and declaratory relief arising out of a demand by Ventas, Inc. (“Ventas”) (NYSE:VTR) that Kindred turn over to Ventas the fair market rental appraisals commissioned by Kindred in connection with the rent reset process. The filing of the lawsuit was specifically prompted by the delivery of a June 14, 2006 letter by Ventas’ counsel to Kindred’s lender, JPMorgan Chase Bank, National Association, (“JPM”), asserting that an Event of Default exists under Ventas’ Master Lease Agreements with Kindred as a result of Kindred’s refusal to turn over its fair market rental appraisals to Ventas. Kindred believes that Ventas’ position is a meritless ploy designed to obtain materials to which Ventas has no entitlement, so as to afford Ventas an unfair advantage in the rent reset process.

In the June 14, 2006 letter to JPM, Ventas asserted that JPM has until July 9, 2006 to cure the purported Event of Default on behalf of Kindred. If JPM cures the purported Event of Default under the Master Lease Agreements (including causing it to be cured by Kindred), Ventas is required to accept such cure as if Kindred had performed the cure, and any Event of Default is thereby eliminated.

As previously announced, Ventas initiated the rent reset process under the Master Lease Agreements on May 9, 2006. In connection with Kindred’s preparation for the rent reset process, Kindred engaged five separate national appraisal firms to conduct appraisals of the fair market rental for each of the leased properties under the Master Lease Agreements. Ventas has demanded that Kindred deliver to it copies of all of those appraisals. Ventas cites, in purported support of its demand, a section of the Master Lease Agreements that was never intended to encompass appraisals obtained by Kindred in preparation for the rent reset process. This section makes no mention of appraisers or appraisals and has nothing to do with the rent reset process, a topic addressed exclusively and comprehensively in other provisions in the Master Lease Agreements.

Kindred’s complaint filed in the Supreme Court of the State of New York asserts that Ventas is deliberately attempting to circumvent the applicable provisions of the Master Lease Agreements, and is usurping the authority of the soon to be appointed final appraiser under each of the Master Lease Agreements, by misinterpreting the Master Lease Agreements so as to provide Ventas with unfettered access to Kindred’s analyses of the fair market rental of the leased properties.

Kindred is seeking a declaratory judgment that the Master Lease Agreements do not require Kindred to share with Ventas the results of Kindred’s appraisals prepared specifically in anticipation of the rent reset process. Kindred also is seeking injunctive relief barring Ventas from taking any actions adverse to Kindred’s interests premised upon Ventas’ willful misinterpretation of Kindred’s obligations under the Master Lease Agreements.

Kindred and several of its subsidiaries lease 39 hospitals and 186 nursing centers from Ventas under the Master Lease Agreements. Additional information regarding the Master Lease Agreements is contained in Kindred’s Form 10-K for the year ended December 31, 2005 and copies of the Master Lease Agreements filed with the Securities and Exchange Commission.

Although Kindred intends to pursue its claims against Ventas vigorously, there can be no assurance that the lawsuit will be resolved in Kindred’s favor. The exercise of remedies available to Ventas upon an Event of Default under the Master Lease Agreements could have a material adverse effect on Kindred’s financial position, results of operations and liquidity. Ventas has reserved its right to exercise any and all rights and remedies under the Master Lease Agreements including, without limitation, the right to terminate the Master Lease Agreements for all or individual leased properties. Additional remedies available to Ventas upon an Event of Default include the right to seek the net present value of the rent under the Master Lease Agreements for the balance of the lease term, discounted at the prime rate, as liquidated damages. The aggregate current annual rent under the Master Lease Agreements is approximately $206 million. An Event of Default under the Master Lease Agreements can result in an event of default under Kindred’s $400 million Amended and Restated Credit Agreement if the lenders comprising more than 50% of the outstanding credit exposures and unused commitments under the Credit Agreement request JPM to accelerate amounts due, subject to a 10-day cure period.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect Kindred’s plans or results include, without limitation, (a) Kindred’s ability to operate pursuant to the terms of its debt obligations and its Master Lease Agreements with Ventas; (b) the risks and uncertainties related to the rent reset process, including the appraisal process, pursuant to the Master Lease Agreements; (c) Kindred’s ability to meet its rental and debt service obligations; (d) adverse developments with respect to Kindred’s results of operations or liquidity; (e) Kindred’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from the Medicare prospective payment system for long-term acute care hospitals, including the recently announced final Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for Kindred’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) Kindred’s ability to control costs, including labor and employee benefit costs; (k) Kindred’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and Kindred’s ability to predict the estimated costs related to such claims; (m) Kindred’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) Kindred’s ability to successfully dispose of unprofitable facilities; and (o) Kindred’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.